Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

California	84-0685613
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200 Chatsworth, California 91311-6104
(Address of Principal Executive Offices)(Zip Code)

Image Entertainment, Inc. 2004 Incentive Compensation Plan
(Full Title of the Plan)

Dennis Hohn Cho Vice President, Business Affairs and General Counsel Image Entertainment, Inc. 20525 Nordhoff Street, Suite 200 Chatsworth, California 91311-6104 (818) 534-9262

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John C. Kirkland Greenberg Traurig, LLP 2450 Colorado Avenue, Suite 400E Santa Monica, California 90404 (310) 586-7786

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,000,000 shares	$3.80	$3,800,000	$481.46
Total	1,000,000 shares	$3.80	$3,800,000	$481.46

(1)                                  This registration statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Image Entertainment, Inc.

(2)                                  Calculated solely for purposes of the registration fee of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, based on the closing sales price for the Common Stock of Image Entertainment, Inc. as reported on the NASDAQ National Market on September 16, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference

Image Entertainment, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)                                  The description of the Registrant’s Capital Stock contained in the Registrant’s registration statement on Form 8-A, filed with the Commission on April 21, 1983, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A filed with the Commission on April 21, 1991, and any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements or other documents filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                           Description of Securities

Not applicable.

Item 5.                                                           Interests of Named Experts and Counsel

The firm of Greenberg Traurig, LLP, has acted as counsel for the Registrant in the preparation of this registration statement.  Ira Epstein, Esq., a director of the Registrant, is of counsel at Greenberg Traurig, LLP.  As of September 16, 2004, Mr. Epstein beneficially owned a total of 14,720 shares of the Registrant’s Common Stock, and vested options to purchase 80,000 shares of the Registrant’s Common Stock.

As of September 16, 2004, Dennis Hohn Cho, Esq., Vice President, Business Affairs and General Counsel of the Registrant, does not beneficially own any shares of the Registrant’s Common Stock and has options to purchase 27,500 shares of the Registrant’s Common Stock, 6,041 of which are vested.

Item 6.                                                           Indemnification of Directors and Officers

The Registrant’s Restated Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law.  The General Corporation Law of California (the “Law”) (1) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Registrant (referred to herein as a “derivative action”) or by the Registrant for breach of a director’s duties to the Registrant and its shareholders and (ii) authorizes the Registrant to indemnity directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best of interests of the Registrant or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a Registrant or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant performing his duties, of a risk of serious injury to the Registrant or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the Registrant or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the law.  In addition, the Registrant may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

The Bylaws of the Registrant provide that indemnification for agents of the Registrant to the fullest extent permitted under California law and the Registrant’s Articles of Incorporation.  The Registrant’s Bylaws establish that, for purposes of Article VI (Indemnification) of the Bylaws, an agent is any person who is or was a director, officer, employee or other agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a predecessor corporation of the Registrant or of another enterprise at the request of such predecessor corporation.

The Registrant has entered into indemnification agreements with its directors and officers which require that the Registrant indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law.  The Registrant also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the Registrant against the cost of defense, settlement or payment of a judgment under certain circumstances and includes securities-related coverage.

Item 7.                                                           Exemption from Registration Claimed

Not applicable.

Item 8.                                                           Exhibits

Exhibit Number	Exhibit

5	Opinion of Greenberg Traurig, LLP
15	Awareness Letter of Independent Registered Public Accounting Firm
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24	Power of Attorney (included in the Signatures section of this registration statement)
99	Image Entertainment, Inc. 2004 Incentive Compensation Plan, filed as Exhibit A to the Registrant’s Proxy Statement dated July 29, 2004 and incorporated by reference herein

Item 9.                                                           Undertakings

(a)                                  The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are bring made, a post-effective amendment to this registration statement;

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii)  do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section  13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on this 21st day of September, 2004.

IMAGE ENTERTAINMENT, INC.

By:	/s/ Martin W. Greenwald
Martin W. Greenwald
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Martin W. Greenwald and Jeff M. Framer, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Martin W. Greenwald	Chief Executive Officer, President and	September 21, 2004
Martin W. Greenwald	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Jeff M. Framer	Chief Financial Officer	September 21, 2004
Jeff M. Framer	(Principal Financial and Accounting Officer)

/s/ Ira S. Epstein	Director	September 21, 2004
Ira S. Epstein

/s/ M. Trevenen Huxley	Director	September 21, 2004
M. Trevenen Huxley

/s/ Robert J. McCloskey	Director	September 21, 2004
Robert J. McCloskey

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion of Greenberg Traurig, LLP
15	Awareness Letter of Independent Registered Public Accounting Firm
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24	Power of Attorney (included in the Signatures section of this registration statement)
99	Image Entertainment, Inc. 2004 Incentive Compensation Plan, filed as Exhibit A to the Registrant’s Proxy Statement dated July 29, 2004, and incorporated by reference herein